Exhibit  3.1


                            ARTICLES  OF  INCORPORATION

                                       OF

                              MAG  ENTERPRISES,  INC.

      WE, the undersigned natural persons of th[ILLEGIBLE] twenty-one years or more, acting as incorporators of a corporation under the Utah Business Corporation Act, adopt the following Articles of Incorporation for such corporation.

                                    ARTICLE  I

                                      Name

      The  name  of  this  corporation  is  MAG  Enterprises,  Inc.

                                   ARTICLE  II

                                    Duration

      The  duration  of  this  corporation  is  perpetual.

                                   ARTICLE  III

                                    Purposes

      The  purpose  or  purposes  for  which  this corporation is organized are:

     (a) To locate, patent, purchase, lease, exchange, trade for or otherwise acquire, and to hold, own, use, operate, work, extend, improve, and develop, and to sell, exchange, assign, transfer, mortgage, grant security interests in, lease, or otherwise dispose of, in whole or in part, and wherever situated, mines, mining rights, and claims, metalliferous lands, quarries, quarry rights, water, water rights, ditches, reservoirs, oil, and gas properties and interests therein, and any rights, rights of way, easements, privileges, permits, or franchises suitable or convenient for any of the purposes of the business, and to deal in the same in every way; to quarry, mine, drill, excavate, produce, purchase, lease, prospect for, claim, and otherwise acquire, and to process, refine, and develop, and to sell, exchange, trade, deal in and with, and otherwise dispose of asbestos, sulphur, silica, felspar, uranium, vanadium, rare earth, mica, copper, coal, lead, silver, gold, gas, oil, oil shale, and other minerals, ores, and properties of every kind and nature, and of earth, rock, sand, shale, and other substances containing mineral and ore deposits; and to manufacture, produce, purchase, lease, or otherwise acquire, and to use, operate, improve, repair, replace, and develop, and to sell, trade, exchange, lease, and otherwise dispose of any and all materials, machinery, facilities, appliances, products, equipment, or supplies proper or

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adapted  to  be  used in or in connection with or incidental to the prospecting, development, production, processing, preparation, shipment, and delivery of any of the foregoing minerals and ores and any by-products therefrom; and to do any and all things incidental thereto, or necessary, expedient, or proper to be done in connection with the matters and things set out herein.

     (b) To explore, prospect, drill for, produce, market, sell, and deal in and with petroleum, mineral, animal, vegetable, and other oils, asphalturn, natural gas, gasoline, naphthene, hydrocarbons, oil shales, sulphur, salt, clay, coal, minerals, mineral substances, metals, ores of every kind or other mineral or nonmineral, liquid, solid, or volatile substances and products, by-products, combinations, and derivatives thereof, and to buy, lease, hire, contract for, invest in, and otherwise acquire, and to own, hold, maintain, equip, operate, manage, mortgage, create security interests, in, deal in and with, and to sell, lease, exchange, and otherwise dispose of oil, gas, mineral, and mining lands, wells, mines, quarries, rights, royalties, overriding royalties, oil payments, and other oil, gas, and mineral interests, claims, locations, patents, concessions, easements, rights-of-way, franchises, real and personal property, and all interests therein, tanks, reservoirs, warehouses, storage facilities, elevators, terminals, markets, docks, piers, wharves, drydocks, bulkheads, pipe lines, pumping stations, tank cars, trains, automobiles, trucks, cars, tankers, ships, tugs, barges, boats, vessels, aircraft, and other vehicles, crafts, or machinery for use on land, water, or air, for prospecting, exploring, and drilling for, producing, gathering, manufacturing, refining, purchasing, leasing, exchanging, or otherwise acquiring, selling, exchanging, trading for, or otherwise disposing of such mineral and non-mineral substances; and to do engineering and contracting and to design, construct, drill, bore, sink, develop, improve, extend, maintain, operate, and repair wells, mines, plants, works, machinery, appliances, rigging, casing, tools, storage, and transportation lines and systems for this Corporation and other persons, associations, or corporations.

      (c) To establish and maintain a drilling business with authority to own and operate drilling rigs, machinery, tools, or apparatus necessary in the boring or otherwise sinking of wells for the production of oil, gas, or water; to construct or acquire by lease or otherwise, and to maintain and operate pipe lines for the conveyance of oil and natural gas, oil storage tanks and reservoirs, and tank cars of all kinds, tank steamers, and other vessels, wharves, docks, warehouses, storage houses, loading racks, and all other convenient instrumentalities for the shipping and transportation of crude or refined petroleum or natural gas and all other volatile, solid, or liquid mineral substances in any and all forms; to manufacture, buy, sell, lease, let, and hire machines and machinery, equipment, tools, implements, and appliances, and all other property, real and personal, useful or available in prospecting for and in producing, transporting, storing, refining, or preparing for market, petroleum and natural gas and all other volatile and mineral substances and their products and by-products and of all articles and materials in any way resulting from or connected therewith; to purchase, lease, construct, or otherwise acquire, exchange, sell, let, or otherwise dispose of, own, maintain, develop, and improve any and all property, real or personal, plants, refineries, factories, warehouses, stores, and buildings of all kinds useful in connection with the business of the Corporation including the drilling for oil and gas wells or mining in any manner or by any method permitted by law on such real property;

      (d) To carry on all business relating to the development and utilization of natural resources and to do all acts and things incidental to such

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businesses;  to  explore  for,  mine,  mill, concentrate, convert, smelt, treat, refine, prepare for market, manufacture, buy, sell, exchange, and otherwise produce, process, and deal in all kinds of ores, metals, minerals, oil, natural gas, timber and timber rights, water power, and all other natural products and the products and by-products thereof of every kind and description and by whatever means the same can be and may hereafter be produced, processed, handled, or dealt in; and, generally and without limit as to amount, to buy, sell, exchange, lease, acquire, deal in lands, mines and mineral rights and claims, timber and timber rights, interests in oil and gas rights, plants, pipelines, and all other means of property transmission and transportation.

      (e) To acquire, explore, develop, mine and produce gold, gold coins and minerals and mineral interests of any kind or nature, including the acquisition, management and operation of property, real and personal, and the operation of such other services and facilities as may be found necessary and desirable in connection with the operation of such business.

     (f) To engage in the general practice of purchasing, selling, licensing, manufacturing or marketing of products of any kind whatsoever; to purchase, acquire, own, hold, lease, mortgage, encumber, sell and dispose of any and all kinds and character of property, real and personal and mixed (the foregoing particular enumeration in no sense being used by way of exclusion or limitation) arid while the owner thereof, to exercise all the rights, powers the privileges of ownership, including in the case of stocks and shares, the rights to vote thereon.

      (g) To borrow and lend money with or without security, and to endorse or otherwise guarantee the obligations of others.

      (h) To act as principal or agent for others and receive compensation for all services which it may render in the performance of the duties of an agency character.

      (1) To acquire by purchase, exchange, gift, bequest, subscription or otherwise, and to hold, own, mortgage, pledge, hypothecate, sell, assign, transfer, exchange or otherwise dispose of or deal in or with its own corporate securities or stock or other securities, including without limitations, any shares of stock, bonds, debentures, notes, mortgages, or other obligations, and any certificates, receipts or other instruments representing rights or interests therein or any property or assets created or issued by any person, firm, association, or corporation, or any government or subdivisions, agencies or instrumentalities thereof; to make payment therefor in any lawful manner or to issue in exchange therefor its own securities or to use its unrestricted and unreserved earned surplus for the purchase of its own shares, and to exercise as owner or holder of any securities, any and all rights, powers and privileges in respect thereof.

      (j) To do each and every thing necessary, suitable or proper for the accomplishment of any of the purposes or the attainment of any one or more of the subjects herein enumerated, or which may at any time appear conducive to or expedient for protection or benefit of this corporation, and to do said acts as fully and to the same extent as natural persons might, or could do, in any part of the world as principals, agents, partners, trustees or otherwise, either alone or in conjunction with any other person, association or corporation.

      (k) The foregoing clauses shall be construed both as purposes and powers and shall not be held to limit or restrict in any manner the general powers of the corporation, and the enjoyment and exercise thereof, as conferred by the

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laws  of the State of Utah; and it is the intention that the purposes and powers specified in each of the paragraphs of this Article III shall be regarded as independent purposes and powers specified in each of the paragraphs of this
Article  III  shall  be  regarded  as  independent  purposes  and  powers.

                                   ARTICLE  IV

                                     Stock

      The aggregate number of shares which this corporation shall have authority to issue is Fifty Million (50,000,000) shares of par value stock at $.00l per share. All stock of the corporation shall be of the same class, common, and shall have the same rights and preferences. Fully-paid stock of this corporation shall not be liable to any further call or assessment.

                                   ARTICLE  V

                                   Amendment

      These Articles of Incorporation may be amended by the affirmative vote of a majority of the shares entitled to vote on each such amendment.

                                   ARTICLE  VI

                               Shareholder  Rights

      The authorized and treasury stock of this corporation may be issued at such time, upon such terms and conditions and for such consideration as the Board of Directors shall determine. Shareholders shall not have pre-emptive rights to acquire unissued shares of the stock of this corporation and cumulative voting is denied.

                                   ARTICLE  VII

                                 Capitalization

      This corporation will not commence business until consideration of a value of at least One Thousand Dollars ($1,000) has been received for the issuance of shares.

                                  ARTICLE  VIII

                            Initial  Office  and  Agent

      The address of this corporation's initial registered office and the name of its original registered agent at such address is 660 S. 200 E, No. 306, Salt Lake City, Utah 84111, the registered agent is Melvin H. Kingsbury.


                                   ARTICLE  IX

                                    Directors

      The number of Directors constituting the initial Board of Directors of this corporation is three. The names and addresses of persons who are to serve as directors until the first annual meeting of stockholders, or until their successors are elected and qualified are:

                Melvin  H.  Kingsbury            35  Hillside  Ave.
                                                 Salt  Lake  City,  Utah  84103
                Jimmy  T.  Gibbs                 479  Wendell  Way

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                                                 Salt  Lake  City,  Utah  84115
                Bertha  Kingsbury                35  Hillside  Ave.
                                                 Salt  Lake  City,  Utah  84103

The Board of Directors shall be limited in number to no less than three nor more than nine.

                                    ARTICLE  X

                                  Incorporators

      The  name  and  address  of  each  Incorporator  is:

                Melvin  H.  Kingsbury              35  Hillside  Ave.
                                                 Salt  Lake  City,  Utah  84103
                Jimmy  T.  Gibbs                   479  Wendell  Way
                                                 Salt  Lake  City,  Utah  84115
                Bertha  Kingsbury                 35  Hillside  Ave.
                                                 Salt  Lake  City,  Utah  84103

                                   ARTICLE  XI

Common  Directors  -  Transactions  Between  Corporations

     No contract or other transaction between this corporation and one or more of its directors or any other corporation, firm, association or entity in which one or more of its directors are directors or officers or are financially interested, shall be either void or voidable because of such relationship or interest, or because such director or directors are present at the meeting of the Board of Directors, or a committee thereof which authorizes, approves or ratifies such contract or transaction, or because his or their votes are counted for such purpose if: (a) the fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves, or ratifies this contract or transaction by vote or consent sufficient for the purpose without counting the votes or consents of such interested director; or
(b) the fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve, or ratify such contract or transaction by vote or written consent; or (c) the contract or transaction is fair and reasonable to the corporation.

      Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or committee thereof which authorizes, approves or ratifies such contract or transaction.

      DATED  this  29th  day  of  July,  1980.

                         /s/  Melvin  H.  Kingsbury
                         -----------------------
                         /s/  Jimmy  T.  Gibbs
                         -----------------------
                         /s/  Bertha  Kingsbury
                         -----------------------


STATE  or  UTAH         )
                        )  ss.
COUNTY  OF  SALT  LAKE  )

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      I hereby certify that on this 29th day of July, 1980, Melvin H. Kingsbury,
Jimmy T. Gibbs & Bertha Kingsbury personally appeared before me who, being by me first duly sworn, severally declared that they are the persons who signed the foregoing document as incorporators and that the statements therein contained are true.

      DATED  this  29th  day  of  July,  1980.


                                           /s/  [ILLEGIBLE]
                                           -----------------------------
                                           NOTARY  PUBLIC
                                           Residing  at:  Salt  Lake  County

My  Commission  Expires:

11-1-83
-----------------------------

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